UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2026

Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2026, Paul J. Hennessy notified the Board of Directors (the “Board”) of Shutterstock, Inc. (the “Company”) of his decision to step down as the Company’s Chief Executive Officer and as a member of the Board, effective immediately. The Board appointed Rik Powell, the Company’s Chief Financial Officer, to serve as Interim Chief Executive Officer, effective immediately. Mr. Powell will also continue to serve as the Company’s Chief Financial Officer. To facilitate an orderly leadership transition, Mr. Hennessy will remain with the Company in a non-executive advisory capacity through August 7, 2026.  Mr. Hennessy’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board intends to commence a process to identify the Company’s next permanent Chief Executive Officer.

In connection with Mr. Powell’s appointment as Interim Chief Executive Officer, the Board approved the following additional compensation arrangements for Mr. Powell: (i) additional cash compensation of $75,000 per month for each month of service as Interim Chief Executive Officer, and (ii) a one-time grant of restricted stock units with a grant date value of $450,000, which will cliff vest on the six-month anniversary of the date Mr. Powell is appointed Interim Chief Executive Officer, subject to Mr. Powell’s continued service as an employee (but without regard to whether Mr. Powell remains as Interim Chief Executive Officer) with the Company through such date; provided, that such equity award will be forfeited in the event Mr. Powell is terminated for cause or voluntarily resigns prior to the vesting date. Mr. Powell’s existing compensation as Chief Financial Officer will remain unchanged and is described in the Company’s most recent Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

Mr. Powell, age 54, has served as the Company’s Chief Financial Officer since November 2024 and prior to that Senior Vice President, Finance from June 2024. Prior to joining the Company, Mr. Powell was Senior Vice President, Finance and Investor Relations at Shake Shack, an NYSE publicly traded quick services restaurant group, from 2022 to 2024. Prior to that, Mr. Powell served in various finance positions at Getty Images, a visual media company, where he ultimately advanced to the position of Chief Financial Officer from 2017 to 2020. Prior to that, Mr. Powell held various finance roles at Dell Computer Corporation and HP Inc. and started his career at Grant Thornton LLP. Mr. Powell is from Oxford in the United Kingdom and has been a Fellow of the UK Chartered Association of Certified Accountants for a number of years.

There are no arrangements or understandings between Mr. Powell and any other person pursuant to which he was appointed to serve as the Interim Chief Executive Officer. Mr. Powell has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and Mr. Powell has no family relationships with any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release regarding certain of the matters described in Item 5.02 and Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company is planning to engage a strategic advisor to assist the Company in formulating its go-forward strategy following termination of the merger agreement with Getty Images.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Letter for Rik Powell as Interim Chief Executive Officer
99.1	Press release entitled “Shutterstock Announces Leadership Transition,” dated July 13, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: July 13, 2026	By:	/s/ Rik Powell
Rik Powell
Chief Financial Officer & Interim Chief Executive Officer